EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1996, except for Note 1, as to which the date is March 12, 1996, appearing on page 38 of Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

New York, New York
January 13, 1997